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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                          MARINE TRANSPORT CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                               13-2625280
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

               1200 HARBOR BOULEVARD
               WEEHAWKEN, NEW JERSEY                           07087
     (Address of Principal Executive Offices)                (Zip Code)

                          MARINE TRANSPORT CORPORATION
                AMENDED AND RESTATED 1998 INCENTIVE EQUITY PLAN
                                       AND
                          MARINE TRANSPORT CORPORATION
                AMENDED AND RESTATED 1998 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS
                            (Full title of the plans)

                         PETER N. POPOV, GENERAL COUNSEL
                          MARINE TRANSPORT CORPORATION
                              1200 HARBOR BOULEVARD
                           WEEHAWKEN, NEW JERSEY 07087
                     (Name and address of agent for service)

                                 (201) 330-0200
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            LOUIS J. BEVILACQUA, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                               ------------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF SECURITIES             AMOUNT TO     OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
         TO BE REGISTERED             BE REGISTERED        SHARE(2)             PRICE(2)         REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.50 par value....... 975,000 shares(1)        $4.00             $3,900,000            $1,084.20
====================================================================================================================

(1) Represents 150,000 shares authorized for issuance under the Marine Transport Corporation Amended and Restated 1998 Stock Option Plan for Non-Employee Directors and 825,000 shares authorized for issuance under the Marine Transport Corporation Amended and Restated 1998 Incentive Equity Plan.

(2) Estimated solely for purposes of calculating the registration fee, in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), using the average of the high and low prices of the Common Stock of Marine Transport Corporation as quoted on the Nasdaq National Market on June 15, 1999.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

      The documents containing the information specified in this Item will be sent or given to employees who are eligible for awards under the Marine Transport Corporation Amended and Restated 1998 Incentive Equity Plan and the Amended and Restated 1998 Stock Option Plan for Non-Employee Directors of Marine Transport Corporation, a Delaware corporation (the "Registrant"), and are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement") in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference in the Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Upon written or oral request, the Registrant shall furnish, without charge, the documents incorporated by reference to Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the
Section 10(a) Prospectus. Upon written or oral request, the Registrant shall also furnish, without charge, other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act. Requests should be directed to Marine Transport Corporation, 1200 Harbor Boulevard, Weehawken, New Jersey, 07087, Attention: General Counsel (tel. (201) 330-0200).


                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

            (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, together with all amendments thereto;

            (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, together with all amendments thereto;

            (c) The description of Registrant's Common Stock contained in the Registrant's S-3 Registration Statement filed September 27, 1996 under
      Section 12 of the Exchange Act under the caption of "Description of Capital Stock," together with all amendments and reports filed with the Commission for the purposes of updating that description.

            (d) All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently filed document which also is or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The legality of the issuance of the Common Stock being registered hereby is being passed upon by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, counsel for the Company. Jerome Shelby, a counsel to
Cadwalader, Wickersham & Taft, owns less than 2% of the Common Stock of Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law (the "DGCL") permits the Registrant to indemnify its directors, employees and agents (each, an "Insider") against liability for each such Insider's acts taken in his or her capacity as an Insider in a civil action, suit or proceeding if such actions were taken in good faith and in a manner which the Insider reasonably believed to be in or not opposed to the best interests of Registrant, and in a criminal action, suit or proceeding, if the Insider had no reasonable cause to believe his or her conduct was unlawful, including, under certain circumstances, suits by or in the right of Registrant, for any expenses, including attorney's fees, and, for any liabilities which the Insider may have incurred in consequences of such action, suit or proceeding under conditions stated in said Section 145. Registrant's By-Laws provide that Registrant shall, to the full extent permitted by Section 145 of the DGCL, indemnify any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of Registrant or serves or served at the request of Registrant any other enterprise as a director, officer or employee.

      Registrant's Certificate of Incorporation provides that a director of Registrant will not be personally liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a stock repurchase which is illegal under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Registrant's Certificate of Incorporation also provides that if the DGCL is amended after the date of the Certificate to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Registrant shall be additionally limited to the fullest extent permitted by the amended DGCL.

      Registrant has a directors' and officers' liability insurance policy which affords officers and directors with insurance coverage for losses arising from claims based on causally connected errors, statements, acts, omissions, neglects or breaches of duty or other such matters but not for breaches of fiduciary duty.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8.  EXHIBITS.

   EXHIBIT
     NO.       IDENTIFICATION
     ---       --------------

     4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the 1990 Annual Report on Form 10-K of OMI Corp. (the former name of the Registrant) and Exhibit A to the Registrant's Proxy Statement dated May 15, 1999).

     4.2 Bylaws, as amended, of the Registrant (incorporated by reference to Exhibit 3.2 to the 1990 Annual Report on Form 10-K of OMI Corp. (the former name of the Registrant)).

     4.3 The Marine Transport Corporation Amended and Restated 1998 Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit B to the Registrant's Proxy Statement dated May 15,
               1999).

     4.4 The Marine Transport Corporation Amended and Restated 1998 Incentive Equity Plan (incorporated by reference to Exhibit C to the Registrant's Proxy Statement dated May 15, 1999).

     5.1       Opinion of Cadwalader,  Wickersham & Taft, counsel to Registrant,
               with   respect  to  the   legality  of  the  Common  Stock  being
               registered.

    23.1 Consent of Cadwalader, Wickersham & Taft (included in its opinion filed as Exhibit 5.1 to this Registration Statement).

    23.2       Consent of Deloitte & Touche LLP.

    23.3       Consent of Ernst & Young LLP.

ITEM 9.  UNDERTAKINGS.

      The Registrant hereby undertakes:

      (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                  (ii) To reflect in the  Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weehawken, State of New Jersey, on June 16, 1999.


                             MARINE TRANSPORT CORPORATION


                             By:          /S/ RICHARD T. DU MOULIN
                                 -----------------------------------------------
                                              Richard T. du Moulin
                                 Chairman, President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 16, 1999.

              SIGNATURE                                  TITLE
              ---------                                  -----

      /S/ RICHARD T. DU MOULIN
-------------------------------------    Chairman of the Board, President and
         RICHARD T. DU MOULIN             Chief Executive Officer (Principal
                                                  Executive Officer)

       /S/ MARK L. FILANOWSKI
-------------------------------------        Senior Vice President, Chief
          MARK L. FILANOWSKI                 Financial Officer (Principal
                                            Financial Officer and Principal
                                           Accounting Officer) and Director

         /S/ PAUL B. GRIDLEY
-------------------------------------                  Director
            PAUL B. GRIDLEY


-------------------------------------                  Director
             JEROME SHELBY


-------------------------------------                  Director
        WILLIAM M. KEARNS, JR.

         /S/ STANLEY B. RICH
-------------------------------------                  Director
            STANLEY B. RICH

        /S/ MICHAEL KLEBANOFF
-------------------------------------                  Director
           MICHAEL KLEBANOFF


-------------------------------------                  Director
            JONATHAN BLANK

         /S/ ELAINE L. CHAO
-------------------------------------                  Director
            ELAINE L. CHAO

         /S/ BRENT D. BAIRD
-------------------------------------                  Director
            BRENT D. BAIRD

                                INDEX TO EXHIBITS

EXHIBIT
  NO.                            IDENTIFICATION                            PAGE
  ---                            --------------                            ----

  4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the 1990 Annual Report on Form 10-K of OMI Corp. (the former name of the  Registrant)  and  Exhibit A to the  Registrant's
            Proxy Statement dated May 15, 1999)...........................

  4.2 Bylaws, as amended, of the Registrant (incorporated by reference to Exhibit 3.2 to the 1990 Annual Report on
            Form  10-K  of  OMI  Corp.   (the  former  name  of  the
            Registrant))..................................................

  4.3       The Marine  Transport  Corporation  Amended and Restated
            1998  Stock  Option  Plan  for  Non-Employee   Directors
            (incorporated   by   reference   to  Exhibit  B  to  the
            Registrant's Proxy Statement dated May 15, 1999)..............

  4.4       The Marine  Transport  Corporation  Amended and Restated
            1998 Incentive Equity Plan (incorporated by reference to Exhibit C to the Registrant's Proxy Statement dated May
            15, 1999).....................................................

  5.1 Opinion of Cadwalader, Wickersham & Taft, counsel to Registrant, with respect to the legality of the Common
            Stock being registered........................................

 23.1       Consent of  Cadwalader,  Wickersham & Taft  (included in
            its opinion  filed as Exhibit  5.1 to this  Registration
            Statement)....................................................

 23.2       Consent of Deloitte & Touche LLP..............................

 23.3       Consent of Ernst & Young LLP..................................


                                       7